Exhibit 4.8.4

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (“Agreement”), dated as of July 17, 2009, is made by and between the CLOUD L. CRAY, JR. TRUST, under an agreement dated October 25, 1983 (the “Subordinated Creditor”), and UNION STATE BANK OF EVEREST DBA BANK OF ATCHISON USB (with its successors and assigns, the “Senior Lender”).

MGP Ingredients, Inc., a Kansas corporation (“Ingredients”), is now or hereafter may be indebted to the Senior Lender on account of loans or the other extensions of credit or financial accommodations from the Senior Lender to Ingredients, or to any other person under the guaranty or endorsement of Ingredients.

The Subordinated Creditor has entered into certain financial accommodations with Ingredients and Midwest Grain Pipeline, Inc., a Kansas corporation, a wholly owned subsidiary of Ingredients (“Pipeline”).

As a condition to making any loan or extension of credit to Ingredients, the Senior Lender has required that the Subordinated Creditor (i) subordinate the payment of the Subordinated Note and the Subordinated Creditor’s other financial accommodations to the payment of any and all indebtedness of Ingredients to the Senior Lender and (ii) subordinate its Liens in the Senior Collateral to the Liens of the Senior Lender in the Senior Collateral.  Assisting Ingredients in obtaining credit accommodations from the Senior Lender and subordinating his interests pursuant to the terms of this Agreement are in the Subordinated Creditor’s best interest.

ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by the Senior Lender for the benefit of Ingredients, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor hereby agrees as follows:

1.                                       Definitions. As used herein, the following terms have the meanings set forth below:

“Borrower Default” means a Default or Event of Default as defined in any agreement or instrument evidencing, governing, or issued in connection with Senior Lender Indebtedness, or any default under or breach of any such agreement or instrument.

“Cray Collateral” means all collateral now or hereafter securing payment of the Subordinated Indebtedness, including all proceeds thereof.

“Cray Filing” shall mean any UCC-1 filed with the Kansas Secretary of State which shows Ingredients as “Debtor” and Subordinated Creditor as “Secured Party and that certain Mortgage, Assignment of Leases, Security Agreement and Fixture Filing Financing Statement given by Ingredients to Subordinated Creditor related to certain property in Atchison, Kansas described in Exhibit A attached hereto and incorporated herein by this reference, which was recorded 3/30/09 in the office of the Recoreder of Deeds in Atchison County, Kansas, book 571, page 615-647.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Senior Collateral” means all collateral now or hereafter securing payment of the Senior Lender Indebtedness, including all proceeds thereof.

“Senior Lender Indebtedness” is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of Ingredients to the Senior Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Ingredients with the Senior Lender, and whether Ingredients may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

“Subordinated Indebtedness” means all obligations arising under the Subordinated Note and each and every other debt, liability and obligation of every type and description which Ingredients may now or at any time hereafter owe to the Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

“Subordinated Note” means the Subordinated Secured Promissory Note made by Ingredients and Pipeline dated March 27, 2009, payable to the order of the Subordinated Creditor in the original principal amount of $2,000,000, together with all amendments, renewals, extensions and modifications thereof and any note or notes issued in substitution therefore.

2.                                       Subordination.  The Subordinated Creditor hereby agrees that the payment and performance of all of the Subordinated Indebtedness is hereby expressly subordinated to the payment and performance of the Senior Lender Indebtedness and regardless of any priority otherwise available to the Subordinated Creditor by law or by agreement, the Senior Lender shall hold a first priority Lien in the Senior Collateral, and any Lien claimed therein by the Subordinated Creditor, including but not limited to the Liens evidenced by the Cray Filing, shall be and remain fully subordinate for all purposes to the Lien of the Senior Lender in the Senior Collateral for all purposes whatsoever.  The Subordinated Indebtedness shall continue to be subordinated to the Senior Lender Indebtedness even if the Senior Lender Indebtedness is deemed unsecured, under-secured, subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law. Notwithstanding the forgoing the Subordinated Creditor’s Lien in any Cray Collateral (other than the Senior Collateral) is not subordinated hereunder nor is the Subordinated Creditor’s right to received any proceeds therefrom.

3.                                       Payments.  Until all of the Senior Lender Indebtedness has been indefeasibly paid and performed in full and the Senior Lender has released its Lien in the Senior Collateral, the Subordinated Creditor shall not, without the Senior Lender’s prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) from Ingredients in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness except that:

(i) the Subordinated Creditor may accept scheduled, current (but not past due), non-accelerated payments (but not prepayments) of principal and interest required to be paid under the Subordinated Note; and

(ii) the Subordinated Creditor may exercise any remedies it may have against the Cray Collateral (other than the Senior Collateral) and accept proceeds therefrom to be applied against the Subordinated Indebtedness upon the earlier to occur of the follow events (each a “Remedies Event”):

(A) any filing of a petition by or against Ingredients under the United States Bankruptcy Code or any other bankruptcy, insolvency, liquidation or similar proceeding or the appointment of a trustee, receivor or similar officer for Ingredients or a substantial portion of its assets; or

(B) 120 days after any other event constituting a Borrower Default.

4.                                       Receipt of Prohibited Payments. If the Subordinated Creditor receives any payment on the Subordinated Indebtedness that the Subordinated Creditor is not entitled to receive under Section 3, the Subordinated Creditor will hold the amount so received in trust for the Senior Lender and will forthwith turn over such payment to the Senior Lender in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to then-existing Senior Lender Indebtedness (whether or not due), in such manner of application as the Senior Lender may deem appropriate. If the Subordinated Creditor exercises any right of setoff which the Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, the Subordinated Creditor will promptly pay over to the Senior Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Subordinated Creditor fails to make any endorsement required under this Agreement, the Senior Lender, or any of its officers or employees or agents on behalf of the Senior Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Subordinated Creditor to make such endorsement in the Subordinated Creditor’s name.

5.                                       Action on Subordinated Indebtedness.  Unless and until the Senior Lender Indebtedness has been indefeasibly paid and performed in full and the Senior Lender has released its Lien in the Collateral:

(a)                                  The Subordinated Creditor will not commence any action or proceeding against Ingredients to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless Senior Lender shall so join) in bringing any proceeding against Ingredients under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government other than after the occurrence of a Remedies Event; and

(b)                                 The Subordinated Creditor will not commence any action or proceeding with respect to the Senior Collateral or against Ingredients, will not take possession of, sell or dispose of, or otherwise deal with, the Senior Collateral, and will not exercise or enforce any other right or remedy which may be available to the Subordinated Creditor against Ingredients or with respect to the Senior Collateral.

6.                                       Action Concerning Collateral and Restrictions on Liens.

(a)                                  Subordinated Creditor represents, warrants, covenants, promises and agrees to and with Senior Lender that unless and until all of the Senior Lender Indebtedness has been indefeasibly paid and performed in full and the Senior Lender has released its Lien in the Collateral the Subordinated Creditor will not modify, amend, restate or otherwise change the Subordinated Note or any documents, agreements or instruments representing or related to any Subordinated Indebtedness other than extending the maturity date thereof from time to time;

(b)                                 Senior Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of the Senior Collateral, and may enforce any right or remedy available to it with respect to Ingredients or the Senior Collateral, all without notice to or consent of the Subordinated Creditor except as specifically required by applicable law.  In addition, and without limiting the generality of the foregoing, if (i) a Borrower Default has occurred and is continuing, (ii) Ingredients or the Senior Lender intends to sell or otherwise dispose of any Senior Collateral to an unrelated third party outside the ordinary course of business, (iii) Senior Lender has given written notice thereof to the Subordinated Creditor, and (iv) the Subordinated Creditor has failed, within ten (10) days after receipt of such notice, to purchase for cash the Senior Lender Indebtedness for the full amount thereof, the Subordinated Creditor shall be deemed to have consented to such sale or disposition, to have released any Lien it may have in such Collateral and to have authorized Senior Lender or its agents to file partial releases (and any related financing statements such as “in lieu” financing statements under Part 7 of Article 9 of the Uniform Commercial Code) with respect to such Collateral; provided that Subordinated Creditor shall be entitled to any proceeds in excess of the amount necessary to satisfy the Senior Lender Indebtedness.

(c)                                  The Senior Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Senior Collateral or any other property or assets of Ingredients, and in no event shall the Senior Lender be deemed the Subordinated Creditor’s agent with respect to the Senior Collateral. All proceeds received by the Senior Lender with respect to any Senior Collateral may be applied, first, to pay or reimburse the Senior Lender for all costs and expenses (including reasonable attorneys’ fees) incurred by the Senior Lender in connection with the collection of such proceeds, and, second, to any Senior Lender Indebtedness secured by the Senior Lender’s Lien in that Senior Collateral in any order that it may choose.

(d)                                 Nothing contained herein will prevent Ingredients and Senior Lender from amending, modifying, restating and otherwise dealing with the Senior Lender Indebtedness in any manner Ingredients and Senior Lender deem necessary and/or desirable without notice to or consent of the Subordinated Creditor (the “Modified Senior Lender Indebtedness”).  This Agreement shall remain fully applicable to such Modified Senior Lender Indebtedness and the Modified Senior Lender Indebtedness will be deemed the “Senior Lender Indebtedness” for all purposes hereunder.

7.                                       Bankruptcy and Insolvency. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of Ingredients, dissolution, liquidation or any other marshalling of the assets or liabilities of Ingredients, the Subordinated Creditor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of Ingredients in respect of the Subordinated Indebtedness and except as otherwise provided in Section 3 will hold in trust for the Senior Lender and promptly pay over to the Senior Lender in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to the then-existing Senior Lender Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Senior Lender Indebtedness has been paid in full and the Senior Lender’s Lien in the Senior Collateral has been terminated. If the Subordinated Creditor shall fail to take any such action, the Senior Lender, as attorney-in-fact for the Subordinated Creditor, may take such action on the Subordinated Creditor’s behalf. The Subordinated Creditor hereby irrevocably appoints the Senior Lender, or any of its officers or employees on behalf of the Senior Lender, as the attorney-in-fact for the Subordinated Creditor (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the Senior Lender’s own name or in the name of the Subordinated Creditor as the Senior Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and the Subordinated Creditor will execute and deliver to the Senior Lender such other and further powers-of-attorney or instruments as the Senior Lender may request in order to accomplish the foregoing. If the Senior Lender desires to permit the use of cash collateral or to provide post-petition financing to Ingredients, the

Subordinated Creditor shall not object to the same or assert that its interests are not being adequately protected.

8.                                       Continuing Effect. This Agreement shall constitute a continuing agreement of subordination, and the Senior Lender may, without notice to or consent by the Subordinated Creditor, modify any term of the Senior Lender Indebtedness in reliance upon this Agreement. Without limiting the generality of the foregoing, the Senior Lender may, at any time and from time to time, without the consent of or notice to the Subordinated Creditor and without incurring responsibility to the Subordinated Creditor or impairing or releasing any of the Senior Lender’s rights or any of the Subordinated Creditor’s obligations hereunder:

(a)                                  change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Lender Indebtedness or any instrument evidencing the same in any manner;

(b)                                 sell, exchange, release or otherwise deal with any property at any time securing payment of the Senior Lender Indebtedness or any part thereof;

(c)                                  release anyone liable in any manner for the payment or collection of the Senior Lender Indebtedness or any part thereof;

(d)                                 exercise or refrain from exercising any right against Ingredients or any other person (including the Subordinated Creditor); and

(e)                                  apply any sums received by the Senior Lender, by whomsoever paid and however realized, to the Senior Lender Indebtedness in such manner as the Senior Lender shall deem appropriate.

10.                                 No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Senior Lender to make any future loans or other extensions of credit or financial accommodations to Ingredients.

11.                                 Waiver and Consent.  Senior Lender shall have no obligation to the Subordinated Creditor with respect to the Senior Collateral or the Senior Lender Indebtedness.  Senior Lender may (a) exercise collection rights, (b) take possession of, sell or dispose of, and otherwise deal with, the Senior Collateral, (c) in Senior Lender’s name or in Ingredients’ name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any account debtor or other obligor of Ingredients; (d) prosecute, settle and receive proceeds on any insurance claims relating to the Senior Collateral, and (e) exercise and enforce any right or remedy available to Senior Lender with respect to the Senior Collateral, whether available before or after the occurrence of any default; all without notice to or consent by anyone except as specifically required by law. Senior Lender may apply the proceeds of the Senior Collateral in any order of application, and may remit or release such proceeds or any other sums or amounts to Ingredients without being obligated to assure that any such proceeds or sums are applied to the satisfaction of the Subordinated Creditor’s subordinated security interest in any Senior Collateral, except as required by law. The Subordinated Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or agreement.

12.                                 Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:

If to the Senior Lender:

Bank of Atchison

Attention:

Telecopier:

If to the Subordinated Creditor:

Cloud Cray, Jr. Trust

20045 266th Road

Atchison, KS 66002

Attention:

Telecopier: (      )

or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telecopy.

13.                                 Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Senior Lender and the Subordinated Creditor.

14.                                 No Waiver. No waiver shall be deemed to be made by the Senior Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of the Senior Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Senior Lender or the obligations of the Subordinated Creditor to the Senior Lender in any other respect at any time.

15.                                 Binding Effect; Acceptance. This Agreement shall be binding upon the Subordinated Creditor and the Subordinated Creditor’s heirs, legal representatives, successors and assigns and shall inure to the benefit of the Senior Lender and its participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other creditor of Ingredients. Notice of acceptance by the Senior Lender of this Agreement or of reliance by the Senior Lender upon this Agreement is hereby waived by the Subordinated Creditor.

16.                                 Miscellaneous. The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

17.                                 Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Kansas.  Each party consents to the personal jurisdiction of the state and federal courts located in the State of Kansas in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state or federal courts located in Atchison County, Kansas.  THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the Subordinated Creditor and the Senior Lender have executed this Agreement as of the date and year first above-written.

CLOUD L. CRAY, JR. TRUST
under an agreement dated October 25, 1983

By:	/s/ Cloud L. Cray, Jr. TTEE
Name:Cloud L. Cray, Jr.
Its:Trustee

UNION STATE BANK OF EVEREST DBA BANK OF ATCHISON USB

By:	/s/ Jeff Caudle
Name: Jeff Caudle
Its: Vice President

Acknowledgment by Ingredients

The undersigned, being MGP Ingredients, Inc., hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with the Senior Lender that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditor would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Senior Lender Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

MGP INGREDIENTS, INC.
a Kansas corporation

By:	/s/ Timothy W. Newkirk
Name Timothy W. Newkirk
Its:President & CEO

STATE OF KANSAS	)

) ss.

COUNTY OF ATCHISON	)

BE IT REMEMBERED, that on this 17th day of July, 2009, before me the undersigned, a Notary Public in and for said County and State, personally appearedTimothy W. newkirkto me personally known, who being by me duly sworn, did say that he is the President & CEO of MGP Ingredients, Inc., a Kansas corporation, that said instrument was signed on behalf of said corporation, and said Timothy W. Newkirk acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Atchison, Kansas, the day and year last above written.

/s/ Marta L. Myers
Notary Public in and for said County and State

Marta L. Myers

(Type, print or stamp the Notary’s name.)

My Commission Expires:

STATE OF KANSAS	)

) ss.

COUNTY OF ATCHISON	)

BE IT REMEMBERED, that on this 17th day of July, 2009, before me the undersigned, a Notary Public in and for said County and State, personally appeared Jeff Caudle, to me personally known, who being by me duly sworn, did say that he is the vice President of UNION STATE BANK OF EVEREST DBA BANK OF ATCHISON USB, that said instrument was signed on behalf of said corporation, and said Jeff Caudle acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Atchison, Kansas, the day and year last above written.

/s/ Marta L. Myers
Notary Public in and for said County and State

Marta L. Myers

(Type, print or stamp the Notary’s name.)

My Commission Expires:

STATE OF KANSAS	)

) ss.

COUNTY OF ATCHISON	)

BE IT REMEMBERED, that on this 17th day of July, 2009, before me the undersigned, a Notary Public in and for said County and State, personally appeared Cloud L. Cray, Jr., to me personally known, who being by me duly sworn, did say that he is the Trustee of the CLOUD L. CRAY, JR. TRUST, under an agreement dated October 25, 1983,  that said instrument was signed on behalf of said Trust, and said Cloud L. Cray, Jr. acknowledged said instrument to be the free act and deed of saidTrust.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Atchison, Kansas, the day and year last above written.

/s/Marta L. Myers
Notary Public in and for said County and State

Marta L. Myers

(Type, print or stamp the Notary’s name.)

My Commission Expires:

Exhibit “a”

Legal Description of Atchison, Kansas Property

Mortgage from MGP ingredients, Inc. to Cloud L. Cray, Jr.

Parcel 1:

[Intentionally omitted]

Parcel 2:

[Intentionally omitted]

Parcel 3:

West Thirty-Five feet (35’) of Lot Three (3), Block twenty and one-half(20½), in West Atchison, an addition to the City of Atchison.

Parcel 4:

the West Half of Lot two (2), in Block twenty and one-half(20½), in West Atchison, an addition to the City of Atchison.

Parcel 5:

Lot One (1) and the East Half of Lot two (2), in Block twenty and one-half(20½), in West Atchison, an addition to the City of Atchison.

Parcel 6:

the East Thirty-Eight and Three-Fourths feet (E38.75’) of Lot Three (3), Block twenty and one-half(20½), in that part of the City of Atchison known and designated as West Atchison.

Parcel 7:

the East one-half(E½) of Lot Four (4), Block twenty and one-half(20½) in West Atchison, an addition to the City of Atchison.

Parcel 8:

the West one-half(W½) of Lot Four (4), Block twenty and one-half(20½), in West Atchison, an addition to the City of Atchison.

Parcel 9:

Lot Five (5) in Block twenty and one-half(20½), in West Atchison, an addition to the City of Atchison.

Parcel 10:

the South Thirty feet (30’) of Lot six (6), Block twenty, West Atchison, an addition to the City of Atchison.

Parcel 11:

the North Ninety feet of Lot six, in Block twenty in West Atchison, an addition to the City of Atchison, Kansas, together with the West vacated Thirty feet of Roberts Street, which abut on the East of said North Ninety feet of Lot six.

Parcel 12:

the East (E) Forty (40) feet of Lot Seven (7), in Block twenty (Blk 20), in West Atchison (WA), an addition to the City of Atchison, Atchison County, Kansas.

Parcel 13:

the West Thirty-Three and Three-Fourths feet (33¾) of Lot Seven (7), the East Eleven and One-Fourth feet (11¼’) of Lot Eight (8), Block twenty (20), West Atchison, an addition to the CITY of Atchison.

Parcel 14:

the East Thirty feet (30’) of the West sixty-two and one-half feet (62½’) of Lot Eight (8), Block twenty (20), West Atchison, an addition to the City of Atchison.

Parcel 15:

All of the West Thirty-two and one-half feet (32-½’) of Lot Eight (8), Block twenty (20), West Atchison, an addition to the City of Atchison, Atchison County, Kansas.

Parcel 16:

the East Forty-Seven feet (47’) of Lot ten (10), Block twenty (20), West Atchison, an addition to the City of Atchison.

Parcel 17:

North Thirty feet (30’) of the South sixty feet (60’) of Lot six (6), Block twenty (20), West Atchison, an addition to the City of Atchison.

Parcel 18:

the East Fifty-Eight feet (E 58’) of Lot Eight (8), Block twenty and one-half(20-½), in West Atchison, an addition to the City of Atchison.

Parcel 19:

the East (E) Seventy-Three and One-Third (73 1/3 RD) feet of Lot Seven (LT 7), and the West (W) Fifty-two (52) feet of Lot Eight (LT 8), Block twenty and one-half(20 ½) in West Atchison, an addition to the City of Atchison, Atchison County, Kansas.

Parcel 20:

the East Three feet (E 3’) and Nine inches (9”) of Lot six (6) and the West Thirty-six feet (W 36’) and Eight inches (8”) of Lot Seven (7), all in Block twenty and one-half(20 ½) in West Atchison, an addition to the City of Atchison.

Parcel 21:

the West Eighty-Five feet (W 85’) of Lot six (LT 6), in Block twenty and one-half(BLK 20 ½), in West Atchison, an addition to the City of Atchison.

Parcel 22:

Lot Eleven (LT 11) and the West (W) Thirty (30) feet of vacated Roberts Street, all in Block twenty (Blk 20), in West Atchison, an addition to the City of Atchison, Kansas.

Parcel 23:

Tract No. 1

Lots 1 to 16, both inclusive, Block 21½, West Atchison, an addition to the City of Atchison, Kansas, together with all adjacent tracts out of the streets and alleys adjoining said Lots heretofore acquired, by reversion, upon the vacation of said streets and alleys.

Tract No. 2

Lots 9, 10 and 11, Block 21, West Atchison, an addition to the City of Atchison, Kansas, and the West 30 feet of vacated Roberts Street East of and adjoining said Lot 11, except the following described tract:

Beginning at a point 14 feet East of the Southeast corner of said Lot 11; thence East 16 feet to the center line of Roberts Street (now vacated); thence North along said center line 30 feet; thence southwesterly 34 feet to the point of beginning, together with all adjacent tracts out of the streets and alleys adjoining the tract above described heretofore acquired, by reversion, upon the vacation of said streets and alleys.

Tract No. 3

Lot 6, Block 21, West Atchison, an addition to the City of Atchison, Kansas, and the West 30 feet of vacated Roberts Street East of and adjoining said Lot, except the following described tract:

Beginning at the Northwest corner of said Lot 6; thence East along the North line of said Lot and the Easterly continuation thereof 100 feet; thence South 100 feet; thence West 100 feet to a point on the West line of said Lot 6; thence North 100 feet to the point of beginning.  Together with all adjacent tracts out of the streets and alleys adjoining the tract above described heretofore acquired, by reversion, upon the vacation of said streets and alleys.

Tract No. 4

Lots 1 to 8, both inclusive, Block 50, L.C. Challiss Addition, an addition to the City of Atchison, Kansas, together with all adjacent tracts out of the streets and alleys adjoining said lots heretofore acquired, by reversion, upon the vacation of said streets and alleys.

Tract No. 5

All that part of Block 28, John Roberts’ Third Addition, now vacated, together with a portion of Utah Avenue adjacent thereto, now vacated, in West Atchison, an addition to the City of Atchison, Kansas, described as follows:

Beginning at the point on the South line of Utah Avenue (now vacated) approximately 165 feet West of the Northeast Corner of said Block 28, measured along the North line of said Block (said point being 9 feet Northwesterly of, measured at right angles to, the center line of the Missouri Pacific Railroad Co. Track No. 17-137); thence Southwesterly along a line making a Southwest angle of 54°14’ with said North line of said Block 28 a distance of 70 feet to a point (said point being 9 feet Northwesterly of, measured at right angles to, the center line of said Track 17-137); thence Northwesterly at right angles to the last described course 10 feet to a point (said point being 9 feet Northwesterly of, measured at right angles to, the center line of the Missouri Pacific Railroad Co. Track No. 17-138); thence Southwesterly along a line turning an angle of 82°53’ to the left of the last described course 80 feet to a point (said point being 9 feet Northwesterly of, measured at right angles to, the center line of said Track No. 17-138); thence Southwesterly along a line turning an angle of 10°03’ to the right of the last described course 67.5 feet to a point

(said point being 9 feet Northwesterly of, measured at right angles to, the center line of said Track No. 17-138); thence Southwesterly along a line turning an angle of 9°32’ to the right of the last described course 67.5 feet to a point (said point being 9 feet Northwesterly of, measured at right angles to, the center line of said Track No. 17-138); thence Southwesterly along a line turning an angle of 5°32’ to the right of the last described course 67.5 feet to a point (said point being 9 feet Northwesterly of, measured at right angles to, the center line of said Track No. 17-138); thence Southwesterly along a line turning an angle of 5° to the right of the last described course 136 feet, more or less, to a point on the West line of said Block 28 (said point being 9 feet Northwesterly of, measured at right angles to, the center line of said Track No. 17-138); thence Northwesterly along the West line of said Block 28 and the extension thereof 285 feet, more or less, to the center line of vacated Utah Avenue; thence East along the center line of vacated Utah Avenue 445 feet, thence Southwesterly along a line turning an angle of 114°18’ to the right of the last described course 44.6 feet, more or less, to the point of beginning.

Parcel 24:

Lot 8, in Block 21, and that part of the City of Atchison usually known and designated as West Atchison, an Addition to the City of Atchison, Kansas, Atchison County, Kansas.

Parcel 25:

The North One Hundred feet (N 100’) of Lot Seven (7), in Block twenty-One (21), in West Atchison, an Addition to the City of Atchison.

Parcel 26:

The South (S) Fifty (50) feet of Lot Seven (Lt 7), Block Twenty-One (Blk 21), in West Atchison (WA), an Addition to the City of Atchison, Atchison County, Kansas, according to the Recorded Plat Thereof.

Parcel 27:

The East Fifty-Six feet (56’) of Lot Twenty (20), in Block Twenty-Two (22), in West Atchison, an Addition to the City of Atchison.

Parcel 28:

The East twenty-six feet ten inches (26’10”) of Lot Seventeen (17), Block Twenty-Two (22), West Atchison, an Addition to the City of Atchison.

Parcel 29:

The North Eighty-Seven and one-half feet (N 87 1/2’) of Lots One (1) and Two (2), in Block Twenty-Two (22), in West Atchison.

Parcel 30:

The South sixty-two and one-half feet (62½’) of Lot One (1) and the South sixty-two and one-half feet (62½’) of Lot Two (2), Except the West twenty-five feet (25’) of said Lot Two (2), all in Block Twenty-Two (22), in West Atchison, an Addition to the City of Atchison.

Parcel 31:

[Intentionally omitted]

Parcel 32:

[Intentionally Omitted]

Parcel 33:

Intentionally Omitted]

Parcel 34:

The South Fifty feet (S. 50’) of Lots Thirty-six (36), Thirty-Seven (37), Thirty-Eight (38) and Thirty-Nine (39), in Block Thirty-Nine (39), in L.C. Challiss, an Addition to the City of Atchison.

Parcel 35

All of Lots Twenty-Five (25) and Twenty-Six (26) and the West 0.50 feet of Lot Twenty-Seven (27), in Block Forty (40), in L.C. Challiss Addition to the City of Atchison, Atchison County, Kansas.

Parcel 36:

The South 76 feet of Lots One (1) and Two (2), in Block Forty (40), in L.C. Challis Addition, an Addition to the City of Atchison, Atchison County, Kansas.

Parcel 37:

Lots Fifteen (15) and Sixteen (16), in Block Forty (40), L.C. Challiss Addition, an Addition to the City of Atchison.

Parcel 38:

Lot Seventeen (17), and the East Ten (10) feet of Lot Eighteen (18), Block Forty (40) in the L.C. Challis Addition to the City of Atchison.

Parcel 39:

Lot Nineteen (19) and the West Fifteen feet (W. 15’) of Lot Eighteen (18), in Block Forty (40), in L.C. Challiss Addition to the City of Atchison.

Parcel 40:

All of Lots 35 to 38 inclusive, in Block 40, L.C. Challiss Addition to the City of Atchison, Atchison County, Kansas, Except that part of the same that is South of the most Northwesterly right of way line of the Missouri Pacific Railroad Co. and running through said Lots in Block 40, L.C. Challiss Addition.

Parcel 41:

The South 76 feet of Lots One (1) and Two (2), in Block Forty (40), in L.C. Challis Addition, an Addition to the City of Atchison, Atchison County, Kansas.

Parcel 42:

All of Lots 39 and 40 of Block 40 of the L.C. Challis Addition to the City of Atchison, Atchison County, Kansas, and all those portions of Lots 31, 32, 33, 34, 35, 36, 37 and 38 of said Block 40 that Lie Southeasterly and Easterly of the Southeasterly line of that certain strip of land described in General Warranty Deed dated October 14, 1929, from Missouri Pacific Railroad Company to Pillsbury Flour Mills Company, identified in the Missouri Pacific Railroad Deed Records as Document No. 1600306 #3-2.

Also the North 30 feet of Lot 42 of Block 40 of the L.C. Challis Addition to the City of Atchison, Atchison County, Kansas.

Parcel 43:

Lots Five, Six, Seven, Eight, Nine and Ten (5, 6, 7, 8, 9 and 10), Block Forty-Three (43), in L.C. Challiss Addition to the City of Atchison, except that part thereof described as follows;

Commencing at the Southwest Corner of said Lot Ten (10), Block Forty-Three (43), L.C. Challiss Addition, thence East along the South line of Lots Ten (10) to Five (5), inclusive to the Southeast Corner of said Lot Five (5), Block Forty-Three (43), L.C. Challiss Addition, thence North along the East line of said Lot Five (5), a distance of Seventy-Five and six-tenths (75.6) feet, thence Southwest to the place of beginning. and all of Lots Eleven, Twelve, Thirteen, Fourteen and Fifteen (11, 12, 13, 14 and 15), Block Forty-Three (43), L.C. Challiss Addition to the City of Atchison.

Parcel 44:

Lots One (1) through Sixteen (16), inclusive, and Lot Twenty-Two (22), in Block Forty-Eight (48), in L.C. Challiss’ Addition to the City of Atchison, Atchison County, Kansas; and

A Tract in the Southeast Quarter (SE ¼) of the Northwest Quarter (NW ¼) of Section One (1), Township Six (6), Range Twenty (20), described as follows:

Beginning at a point in the West line of Thirteenth Street in the City of Atchison, 320 feet Northwardly from the intersection of said West line with the East and West center line of said Section 1, thence Southwardly along said West line 15 feet more or less to a point in the Northwesterly line of a tract of land condemned by the City of Atchison pursuant to Ordinance No. 3966, Report of Condemnation being recorded in Book 234, Page 523, of the Register of Deeds’ Office for Atchison County, thence Southwestwardly along said Northwesterly line to a point in the prolongation Southerly of the East line of Fourteenth Street, thence Northwardly along said prolongation 390’ more or less to an intersection with the Southeasterly line of property of the Atchison, Topeka and Santa Fe Railway Company, thence Northeastwardly along said Southeasterly line 610 feet more or less to a point in the West line of Thirteenth Street vacated Under Ordinance No. 3192 Dated May 24, 1915, thence Eastwardly by a straight line at right angles to said West line of Thirteenth Street 30 feet to the center line of said Thirteenth Street vacated, thence Southwardly along said center line 400 feet more or less to the Southerly line of that part of Thirteenth Street vacated under said Ordinance, thence Westwardly along said Southerly line 30 feet to the point of beginning, Containing 5.85 acres more or less.

Parcel 45:

Lots One and Two (1 & 2) and the North Sixty-Five feet (N 65’) and the East Half (E ½) of the South Eighty-Five feet (S 85’) of Lot Three (3) in Block Fifty-One (51), in L.C. Challiss Addition to the City of Atchison.

Parcel 46:

Lots Thirteen and Fourteen (Lts 13 & 14), Block Fifty-One (Blk 51), in L.C. Challiss’ Addition to the City of Atchison, Atchison County, Kansas.

Parcel 47:

All of Lots twenty Three (23) and twenty Four (24), in Block Fifty-One (51) in that part of the City of Atchison known and designated as L.C. Challiss Addition.

Parcel 48:

Lots Nineteen (19) , Twenty (20) , Twenty-One (21) and Twenty-Two (22), Block Fifty-One (51), L.C. Challiss Addition to the City of Atchison, Atchison County, Kansas.

Parcel 49:

Lots Fifteen (15), sixteen (16), Seventeen (17) and Eighteen (18), Block Fifty-One (51) in L.C. Challiss Addition to the City of Atchison.

Parcel 50:

[Intentionally Omitted]